Exhibit 99.1

BRT REALTY TRUST ANNOUNCES
$2 MILLION SHARE REPURCHASE PROGRAM

Great Neck, New York – September 19, 2011 – BRT REALTY TRUST (NYSE:BRT), a real estate investment trust engaged in the business of originating and holding for investment senior mortgage loans secured by commercial and multi-family real estate in the United States,  today announced that its Board of Trustees had approved a $2 million share repurchase program.  This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions; the program is authorized through September, 2013. As of September 19, 2011, BRT had approximately 14.1 million shares outstanding.

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding lending activities and other positive business activities.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof.  Forward looking statements, including our loan origination activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2010.

Contact:  David W. Kalish – (516) 466-3100
BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTRealty.com